Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (LACO)

INVESTOR RELATIONS CONTACT:
William Schmitt — Integrated Corporate Relations
203-682-8200, investorrelations@lakesentertainment.com
FOR FURTHER INFORMATION CONTACT:
Timothy Cope — 952-449-7030

FOR IMMEDIATE RELEASE:
March 5, 2008

LAKES ENTERTAINMENT TO HOST CONFERENCE CALL AND
WEBCAST ON FOURTH QUARTER AND FULL YEAR 2007 RESULTS
MINNEAPOLIS — March 5, 2008 — Lakes Entertainment, Inc. (NASDAQ: LACO) announced it will host a conference call and webcast to discuss the Company’s fourth quarter and full year 2007 financial results on Tuesday, March 11, 2008, at 12:00 p.m. CDT (1:00 p.m. EDT). The Company will issue financial results prior to the call.
Chairman of the Board and Chief Executive Officer Lyle Berman, and President and Chief Financial Officer Tim Cope will recap the fourth quarter 2007 results and provide a business update.
WHEN:
Tuesday, March 11, 2008
Conference Call: 12:00 p.m. CDT (1:00 p.m. EDT)
Dial-in Number: (866) 700-0133
Passcode: 26608337
WEBCAST: To listen to a live webcast of the conference call, go to Lakes’ web site, www.lakesentertainment.com, and click on “Conference Call.”
The webcast replay will be available from 5:00 p.m. CDT, Tuesday, March 11, until 11:59 p.m. CDT, Thursday, April 10, on the Lakes Entertainment website at www.lakesentertainment.com. Listening to the webcast requires speakers and Windows Media Player. If you do not have Media Player, download the free software at www.windowsmedia.com.

If you do not have Internet access and want to listen to an audio replay, call (888) 286-8010 and enter conference call code 27642289. The audio replay will be available beginning at 3:00 p.m. CDT on Tuesday, March 11, until 11:59 p.m. CDT, Tuesday, March 25, 2008.
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The company also owns approximately 61 percent of WPT Enterprises, Inc. (NASDAQ: WPTE), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour® television series, the operation of an online gaming website, the licensing and sale of branded consumer products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for current financing to meet Lakes’ operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the company’s consolidated results of operations or the market value of the WPTE shares held by the company, including WPTE’s significant dependence on the GSN as a current source of revenue, and the risk that GSN will not exercise its options to air seasons of the WPT series beyond Season Six; difficulty of predicting the growth of WPTE’s online gaming business, which is a relatively new industry with an increasing number of market entrants; reliance on the efforts of CryptoLogic to develop and maintain the online gaming website in compliance with WPTE’s business model and applicable gaming laws; the potential that WPTE’s television programming will fail to maintain a sufficient audience; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review the company’s filings with the Securities and Exchange Commission.